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                                  EXHIBIT 21.1


                     SCHEDULE OF SUBSIDIARIES OF REGISTRANT

1.               Dynamex Operations East, a Delaware corporation

                          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

2.               Dynamex Operations West, a Delaware corporation

                          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

3. Dynamex Canada Inc., a Canadian federal corporation (formerly Parcelway Courier Systems Canada Ltd., an Alberta corporation)

                          Unlimited number of authorized common shares, one of which is issued and outstanding in the name of Dynamex Inc.; Unlimited number of authorized preference shares, 3,750,000 of which are issued and outstanding in the name of Dynamex Inc.

4. Parcelway Courier Systems (B.C.) Ltd., a British Columbia corporation

                          20,000 authorized common shares, no par value, 65 of which are issued and outstanding in the name of Parcelway Courier Systems Canada Ltd.

5.               SouthBank Courier, Inc., a New York Corporation

                          200 authorized common shares, no par value, 200 of which are authorized and outstanding in the name of Dynamex Inc.

6.               K.H.B. & Associates Ltd., a Manitoba corporation

                          Unlimited number of authorized common shares, Class A Preferred shares and Class B Preferred shares. 1,000,000 common shares, 484,250 Class A preference shares and 815,750 Class B preference shares are issued and outstanding in the name of Parcelway Courier Systems Canada Ltd.
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7.               Zipper Transportation Services, Ltd., a Manitoba corporation

                          Unlimited number of authorized common, Class A, B,C, D, E and F preference shares. 1,000,000 common shares and 119,000 Class C preference shares are issued and outstanding in the name of K.H.B. & Associates, Ltd.

8.               Action Delivery & Messenger Services (1996) Limited, a Nova
                 Scotia corporation

                          999,000 authorized common shares, no par value and 1,000 authorized preferred shares $1.00 par value. 100 common shares and 125 preferred shares are issued and outstanding in the name of Parcelway Courier Systems Canada Ltd.